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                                                                   Exhibit 10.32
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                                   AMENDMENT

                                    to the

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
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                                Amendment No. 6
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          WHEREAS, there was adopted and made effective as of October 1, 1984,
The AMETEK Savings and Investment Plan (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

          WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST: A new Appendix IX is hereby added to the Plan, to read in its
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entirety as follows:

                                  "APPENDIX IX

                     SPECIAL PROVISIONS RELATING TO CERTAIN
                        FORMER EMPLOYEES OF DIXSON, INC.
                        --------------------------------

          1. The provisions of this Appendix IX shall apply to each employee of AMETEK, Inc. ("AMETEK"), who (i) was an employee of Primera Trading Company Inc. (formerly known as Dixson, Inc. (the "Predecessor Employer")) immediately prior to the acquisition by the
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     Company of certain assets of the Predecessor Employer and (ii) transfer employment to AMETEK in connection with the purchase of certain assets of Dixson. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix IX.

          2. Each Covered Employee who has attained age 21 shall be eligible to participate in the Plan, effective April 1, 1995, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix IX shall be eligible to participate in the Plan on the January 1st coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

          4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Contribution Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with Predecessor Employer.

          5. Defined terms used in this Appendix IX shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan."

          SECOND:  The provisions of this Amendment No. 6 shall be effective as
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of April 1, 1995.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 22nd day of March, 1995.


                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                    -----------------------------
Attest:

  /s/ Dorothy M. Misetic
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(Seal)